UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

POWIN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54015 (Commission File Number)	87-0455378 (IRS Employer Identification No.)

20550 SW 115th Ave. Tualatin, OR (Address of principal executive offices)	503-598-6659 (Registrant’s telephone number, including area code)	97062 (Zip Code)

6975 SW Sandburg Rd. Suite 326, Tigard, OR 97223

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 15, 2011 Jeanne Liu was elected as a director of the Company. Jingshuang “Jeanne” Liu has been with the Company since 1996 and currently holds the position of Senior Vice President of Operations.  Her responsibilities include implementing and maintaining the chain of operations, inventory control, production and shipping scheduling within the U.S. and the coordination of the other principles in the various countries the company coordinates with in providing product to the company's customers.  Prior to her employment at the Company, Ms. Liu was the Officer Manager at the Northwest China Council from 1994 to 1996.  She received her Bachelor of Science degree in Geography from Beijing Normal University in 1982.  Subsequently, she received her Master of Science in Geography from the University of Idaho in 1989 and her Master of Business Administration from the University of Idaho in 1991.

Item 5. 07

Submission of Matters to a Vote of Security Holders

On June 15, 2011, the Company held its Annual Meeting of Shareholders at which a quorum was present. The shareholders elected five (5) directors, each to serve until the next Annual Meeting, or until a successor has been elected and qualified. Each of the nominated directors was elected and received the number of votes set forth below. In addition, the shareholders approved and ratified the Company’s 2011 Stock Option Plan. More detailed information on the proposals approved by the shareholders can be found in the Company’s Proxy Statement dated May 16, 2011.

Election of Directors

Director Nominee

Votes For        Votes Withheld       Abstentions    Broker Non-Votes

Joseph Lu

139,745,876

0

 2,360                  0

Ronald Horne

139,745,876

0

 2,360

    0

Zaixiang (Fred) Lu

139,745,876

0

 2,360

    0

Ty Measom

139,745,876

0

 2,360

    0

Jeanne Liu

139,745,876

0

 2,360

    0

Approval and Ratification of  the 2011 Stock Plan

Votes For

Votes Against

Abstentions

Broker Non-Votes

139,747,596

     640

       0

0

Proposal to transact such other business as may properly come before the meeting, including adjourning the meeting from time to time

Votes For

Votes Against

Abstentions

Broker Non-Votes

139,747,476

        0

      760

             0

  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: June 20, 2011

By: /s/ Joseph Lu

 President & Chief Executive Officer